Exhibit 10.1

EXECUTIVE EMPLOYMENT AGREEMENT

THIS EXECUTIVE EMPLOYMENT AGREEMENT (this “Agreement”) is entered into effective as of January 25, 2017 (the “Start Date”), by and between CRAIG I. FORMAN (the “Executive”) and THE McCLATCHY COMPANY, a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company wishes to employ the Executive in the capacity of its President and Chief Executive Officer; and

WHEREAS, the Executive is willing to accept such employment upon the terms and conditions set forth below and is committed to remaining in the Company’s employ upon the terms and conditions set forth below;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties agree as follows:

1.       Term of Employment. The Company agrees to employ the Executive, and the Executive agrees to remain in employment with the Company, from the Start Date until January 24, 2019 (the “Term”), unless terminated earlier in accordance with Sections 6, 7 or 8. Except with respect to Sections 13 through 17, which survive indefinitely, this Agreement shall expire at the end of the Term, or, in the case of the Executive’s earlier termination in accordance with Sections 6, 7 or 8, when all obligations of the parties hereunder have been satisfied. If Executive’s employment has not terminated earlier, the parties will engage in good faith negotiations regarding an extension of the Term no later than 90 days prior to its expiration. If the Term is not so extended, then the termination of the Executive’s employment upon such expiration of the Term shall be treated as an involuntary termination by the Company without Cause (as defined below).

2.       Duties and Scope of Employment.

(a)       Position. The Company agrees to employ the Executive in Sacramento, California as its President and Chief Executive Officer as of the Start Date. The Executive shall report to the Company’s Board of Directors (the “Board”) and shall have the authority and responsibilities customarily granted to the President and Chief Executive Officer.

(b)       Obligations. During the Term, the Executive shall devote his full business efforts and time to the Company and its affiliates and shall not render services to any other person or entity without the consent of the Company’s Board. The foregoing, however, shall not preclude the Executive from (i) serving on the boards of directors of not-for-profit entities and trade groups, (ii) serving on the boards of directors of such other corporations as the Company’s Board may approve from time to time (including those director roles already approved by the Company’s Board), (iii) engaging in other civic, charitable, non-profit, industry or trade associations, or religious activities, (iv) devoting a reasonable amount of time to private investments which do not interfere or conflict with his responsibilities to the Company, and (v) enjoying the usual holiday and vacation periods.

(c)       Termination and Offices Held. At the time that the Executive ceases to be an employee of the Company and its affiliates, the Executive agrees that he shall resign from any offices he holds with the Company and any affiliates of the Company, including any boards of directors or boards of managers positions held at the Company or any of its affiliates.

3.       Cash Compensation.

(a)       Base Salary. Effective as of the Start Date, the Company agrees to pay the Executive, as compensation for his services as President and Chief Executive Officer, a base salary at an annual rate of $900,000, or at such rate as may from time to time be determined by the Compensation Committee of the Board (the “Base Salary”). The Executive’s Base Salary shall be subject to required withholding taxes.

(b)       Annual Incentive Compensation. The Executive shall be eligible to receive an annual cash bonus for the Company’s fiscal years 2017 and 2018 (the “Annual Cash Incentive”) based on performance objectives established by the Compensation Committee of the Board (the “Committee”) each such fiscal year. The Executive’s target Annual Cash Incentive amount for each such fiscal year will be the percentage of Base Salary designated as the target by the Committee, which target shall be at least one hundred percent (100%) of the Base Salary then in effect for each applicable year. However, for fiscal year 2017, if the Executive remains employed by the Company on the last day of such fiscal year, the Committee shall award the Executive an Annual Incentive Bonus at least equal to $900,000, and payment of the Executive’s fiscal year 2017 Annual Cash Incentive shall be made following such fiscal year in accordance with terms otherwise applicable to the Company’s annual incentive compensation program. For fiscal year 2018, the Executive’s Annual Cash Incentive, if any, may be below (including zero), at, or above, the target based upon the achievement of the performance objectives, and payment of any such Annual Cash Incentive shall be in accordance with the terms of such program.

(c)        Director Incentives. The Executive will continue to hold the incentive awards previously granted to the Executive as a member of the Board, which will continue to vest in accordance with their terms.

4.       Equity Awards.

(a)       Sign-on Grant. Promptly following the Start Date, the Executive shall receive a restricted stock unit award covering 25,125 shares of the Company’s Class A Common Stock (the “Special Award”). The Special Award shall vest fifty percent (50%) on January 24, 2018 and fifty percent (50%) on January 24, 2019, subject to the Executive’s continued service to such date; provided, however, that full and automatic vesting of the Special Award shall occur in the event the Executive’s employment with the Company terminates on account of death or Disability (defined below), or the Executive is involuntarily terminated by the Company without Cause (defined below) or resigns for Good Reason (defined below).

(b)       Annual Grants. In addition to the Special Award described in Section 4(a), for the 2017 fiscal year, the Executive shall be eligible to receive an annual grant for the fiscal year covering at least 23,000 shares of the Company’s Class A Common Stock, expected to be granted in February 2017 (the “2017 Annual RSU”). The 2017 Annual RSU shall vest one-third on each of March 1, 2018, March 1, 2019 and March 1, 2020, subject to the Executive’s continued service to such date; provided, however, that full and automatic vesting of the Special Award shall occur in the event the Executive’s employment with the Company terminates on account of death or Disability (defined below), or if the Executive is involuntarily terminated by the Company without Cause (defined below) or resigns for Good Reason (defined below). For the avoidance of doubt, for the 2018 fiscal year, the Executive shall be eligible to receive an annual grant in an amount and in the form as the Board or the Committee deems appropriate.

5.       Employee Benefits and Expenses.

(a)       Benefits. The Executive shall be entitled to participate in any health, welfare and other benefit plans, programs or arrangements offered to the Executive by the Company, subject in each case to (i) the generally applicable terms and conditions of the plan, program or arrangement in questions and (ii) the full discretion and determination of the applicable committee or other plan administrator.

(b)       Business Expenses. During the Term, the Executive shall be authorized to incur necessary and reasonable travel, entertainment and other business expenses in connection with his duties hereunder. The Company shall reimburse the Executive for such expenses upon presentation of appropriate documentation, all in accordance with the Company’s generally applicable policies.

(c)       Housing Allowance; Relocation Expenses. During the Term, the Executive shall receive a monthly housing allowance equal to $5,000 per month, payable monthly, subject to required withholding taxes. In connection with the Executive’s relocation to the Sacramento area, the Company shall reimburse the Executive for expenses incurred in moving his and his family’s household goods; provided such expenses are incurred by December 31, 2017.

6.       Involuntary Termination. The Company may terminate the Executive’s employment for any reason, with or without Cause, including, but not limited to, the reasons described below, by giving the Executive not less than sixty (60) days’ advance notice in writing (in which event the Executive may become entitled to the payments and benefits described in Section 9 or 10, as applicable). The date of the Executive’s termination of employment from the Company hereunder shall be referred to as the Executive’s “Termination Date.”

(a)       Termination for Cause. The Company may terminate the Executive’s employment at any time for Cause. For all purposes under this Agreement, “Cause” shall mean (i) a willful failure by the Executive to substantially perform his duties hereunder, other than a failure resulting from the Executive’s complete or partial incapacity due to physical or mental illness or impairment, or (ii) a willful act by the Executive which constitutes gross misconduct and which is materially injurious to the Company. No act, or failure to act, by the Executive shall be considered “willful” unless committed without good faith and without a reasonable belief that the act or omission was in the Company’s best interest. The Company’s notice of termination shall specify the nature of the Cause, and, unless the willful failure or act giving rise to such notice is not by its nature curable by the Executive, the Executive shall have 30 days following such notice to cure such failure or act, and, if so cured to the reasonable satisfaction of the Company, such failure or act shall not constitute Cause hereunder.

(b)       Termination for Disability. The Company may terminate the Executive’s employment for Disability. For all purposes under this Agreement, “Disability” shall mean that the Executive, at the time notice is given, has been unable to perform his duties under this Agreement for a period of not less than six (6) consecutive months as a result of an illness or injury, as determined for purposes of the Company’s long-term disability income insurance. The Company’s notice of termination shall specify the nature of the Disability. In the event that the Executive fully resumes the performance of his duties hereunder on a full-time basis before the termination of his employment hereunder becomes effective, the notice of termination shall automatically be deemed to have been revoked.

7.       Voluntary Termination. The Executive may terminate his employment with the Company for any reason, including Good Reason, in which event the Executive may become entitled to the payments and benefits described in Section 9 or 10, as applicable, subject in the case of a Good Reason termination to Executive’s compliance with the notice provisions set forth in this Section 7. In connection with a voluntary termination, other than a termination for Good Reason, the Executive shall give the Company not less than six (6) months’ advance notice in writing. The Company may elect, in its sole discretion, to waive such six (6) month advance written notice requirement. In connection with a termination that is a Good Reason termination, the Executive shall give the Company not less than sixty (60) days’ advance notice in writing. The Company, in its sole discretion, may elect to waive such sixty (60) day advance written notice requirement. Any waiver of notice by the Company shall not constitute an involuntary termination under Section 6, and the termination shall continue to be considered a voluntary termination. For all purposes under this Agreement, “Good Reason” shall mean (i) a demotion or reduction in the Executive’s Base Salary by 10% or more, without his written consent, (ii) the Company’s failure to pay material compensation when due and payable; (iii) a material reduction in the Executive’s responsibility or authority (including, without limitation, loss of the title or functions of the President and Chief Executive Officer of the Company or its successor), (iv) the Company’s material breach of any other provision of this Agreement, (v) removal of the Executive from the Company’s Board or failure of the Executive to be re-elected to the Board, or (vi) relocation by more than fifty (50) miles of the Company’s headquarters from Sacramento, California. The Executive must give the Board advance notice in writing of the Executive’s decision to terminate his employment for Good Reason within ninety (90) days of the initial occurrence of the condition that is the basis for such Good Reason resignation in order for the termination to be treated as a Good Reason termination; provided, further, that Good Reason will only exist if, in the case of a condition that may be cured, the Company fails substantially to correct the deficiency within thirty (30) days of receipt of such notice. The thirty (30) day cure period shall run contemporaneously with the sixty (60) day advance written notice period referenced above.

8.       Death. The Executive’s employment under this Agreement automatically shall terminate on account of his death during the Term.

9.       Benefits for Termination by the Company Without Cause or Resignation by the Executive for Good Reason. In addition to any rights under Section 4, in the event that during the Term of this Agreement (i) the Company terminates the Executive’s employment for any reason other than Cause or Disability or (ii) the Executive terminates his employment for Good Reason, the Executive shall be entitled to receive his Accrued Compensation (defined in Section 10) and a severance payment from the Company (the “Severance Payment”). The Severance Payment shall be made in a lump sum as soon as reasonably practicable, but in no event less than fifteen (15) or more than sixty (60) days, following the Termination Date. Any payment under this Section 9 shall be subject to required withholding taxes. The amount of the Severance Payment shall be one million dollars ($1,000,000). Notwithstanding the foregoing, the Company’s obligation to pay the Severance Payment shall be conditioned upon receipt from the Executive of a Waiver and Release pursuant to Section 11 hereof.

10.       Benefits for All Other Terminations. In addition to any rights under Section 4, in the event of (i) the Executive’s involuntary termination, other than an involuntary termination by the Company without Cause for which a Severance Payment is owed in accordance with Section 9, (ii) the Executive’s voluntary termination of employment from the Company other than for Good Reason, or (iii) the Executive’s automatic termination of employment with the Company on account of his death, the Executive shall be entitled to payment of compensation accrued through such date consisting of (i) any unpaid Base Salary owed to the Executive for services rendered to the Termination Date, (ii) all vested benefits under applicable written plans and programs maintained by the Company subject to the terms and conditions of such plans or programs, (iii) reasonable business expenses and disbursements incurred by the Executive in accordance with the Company’s applicable written business expense reimbursement policy; and (iv) any accrued but unpaid vacation payable in connection with a termination of employment of the Executive under the Company’s applicable vacation policy (collectively, “Accrued Compensation”).

11.       Waiver and Release of Claims. The Executive agrees that, as a condition to the receipt of the Severance Payment pursuant to Section 9, the Executive shall be required to execute and deliver a waiver and release agreement, substantially in the form attached hereto as Exhibit A, (the “Waiver and Release Agreement”). The Executive shall execute and deliver the Waiver and Release Agreement within forty-five (45) days of the Executive’s Termination Date, and the Company shall pay the Severance Payment under Section 9 within ten (10) days after receipt of the Waiver and Release Agreement or, if later, at the times specified therein. If the Waiver and Release Agreement is not executed and delivered to the Company within such forty-five (45)-day period or is otherwise revoked, the Executive shall forfeit all rights to the Severance Payment pursuant to Section 9.

12.       Nature of Payments. For the avoidance of doubt, the Executive acknowledges and agrees that the payments set forth in Sections 9 constitute liquidated damages for termination of the Executive’s employment during the Term.

13.       Confidentiality; Non-Solicitation.

(a)       Confidential Information.

(i)       The Executive acknowledges that, during the Term the Executive shall be given access to and become acquainted with sensitive, proprietary or confidential information relating to the Company and its affiliates, including without limitation, trade secrets, processes, practices, pricing information, billing histories, customer requirements, customer lists, customer contacts, employee lists, salary information, personnel matters, financial data, operating results, plans, contractual relationships, projections for new business opportunities, new or developing business for the Company, technological innovations in any stage of development, the Company’s financial data, long range or short range plans, any confidential or proprietary information of others licensed to the Company, and all other data and information of a competition-sensitive nature (collectively, “Confidential Information”). The Executive agrees that during the Term or at any time thereafter, the Executive shall not, directly or indirectly, communicate, disclose, or divulge to any Person, or use for the Executive’s benefit or the benefit of any Person, in any manner, any Confidential Information or any other information concerning the conduct and details of the businesses of the Company and its affiliates, except as required in the course of the Executive’s employment with the Company or as otherwise may be required by applicable law.

(ii)       The Executive acknowledges that the Confidential Information of the Company is a valuable, confidential, special, and unique asset of the Company and its affiliates, expensive to produce and maintain, and essential for the profitable operation of their respective businesses.

(iii)       All documents relating to the businesses of the Company and its affiliates including, without limitation, documents, including electronic records, whether prepared by the Executive or otherwise coming into the Executive’s possession, are the exclusive property of the Company and its applicable affiliates and must not be removed from the premises of the Company, except as required in the course of the Executive’s employment with the Company. The Executive shall return all such documents and electronic records (including any copies thereof) to the Company upon the Termination Date or upon the earlier request of the Company or the Board.

(iv)       This Agreement does not limit the Executive’s ability to communicate with any governmental agency, file a charge or complaint with the Securities and Exchange Commission or otherwise participate in any investigation or proceeding that may be conducted by any governmental agencies, including by providing documents or other information, without notice to the Company.

(b)       Non-Solicitation. During the Term and for a period of twelve (12) months following the Termination Date, the Executive shall not, except with the Company’s express prior written consent, for the benefit of any entity or Person (including the Executive) (i) solicit, induce, or encourage any employee of the Company, or any of its affiliates, to leave the employment of the Company or its affiliates, (ii) solicit, induce, or encourage any customer, client, or independent contractor of the Company, or any of its affiliates, to cease or reduce its business with or services rendered to the Company or its affiliates or (iii) hire (on behalf of the Executive or any other person) any employee or independent contractor who has left the employment or other service of the Company or its affiliates within one (1) year of the termination of such employee’s employment, or independent contractor’s engagement, with the Company or its affiliates, provided, however, that nothing in this Section 13(b) shall prohibit Executive from being involved with general solicitations for employment or in hiring anyone who responds to such solicitations.

14.       Cooperation with Regard to Litigation. The Executive agrees to cooperate with the Company, during the Term and after the Termination Date, by making the Executive available to testify on behalf of the Company or any affiliate of the Company, in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and to assist the Company, or any affiliate of the Company, in any such action, suit, or proceeding, by providing information and meeting and consulting with the Board or its representatives or counsel, or representatives or counsel to the Company or any affiliate of the Company, as may be reasonably requested and after taking into account the Executive’s post-termination responsibilities and obligations. The Company agrees to reimburse the Executive, on an after-tax basis, for all reasonable expenses, including legal fees, actually incurred in connection with the Executive’s provision of testimony or assistance.

15.       Non-Disparagement. At any time during the Term and thereafter, the Executive shall not publicly disparage the Company, its affiliates, or their respective officers or directors, and the Company, its affiliates, or their respective officers or directors shall not publicly disparage the Executive. Notwithstanding the foregoing, nothing in this Agreement shall preclude the Executive or the Executive’s successor or members of the Board from making truthful statements that are required by applicable law, regulation, or legal process.

16.       Section 409A Savings Provisions.

(a)       Section 409A Exemption. It is intended that the payments and benefits provided under this Agreement shall be exempt from the application of the requirements of Section 409A of the Code and the regulations and other guidance issued thereunder (collectively, “Section 409A”). Specifically, any taxable benefits or payments provided under this Agreement are intended to be separate payments that qualify for the “short term deferral” exception to Section 409A to the maximum extent possible, and to the extent they do not so qualify, are intended to qualify for the separation pay exceptions to Section 409A, to the maximum extent possible.

(b)       Separation from Service. The Executive shall be deemed to have a termination of employment for purposes of determining the timing of any payments or benefits hereunder that are classified as deferred compensation only upon a “separation from service” within the meaning of Section 409A.

(c)       Specified Employee Provisions. Notwithstanding any other provision of this Agreement to the contrary, if at the time of the Executive’s separation from service, (i) the Executive is a specified employee (within the meaning of Section 409A and using the identification methodology selected by the Company from time to time), and (ii) the Company makes a good faith determination that an amount payable on account of such separation from service to the Executive constitutes deferred compensation (within the meaning of Section 409A), the payment of which is required to be delayed pursuant to the six (6)-month delay rule set forth in Section 409A in order to avoid taxes or penalties under Section 409A (the “Delay Period”), then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it in a lump sum on the first business day after such Delay Period (or upon the Executive’s death, if earlier), together with interest for the Delay Period, compounded annually, equal to the prime rate (as published in the Wall Street Journal) in effect as of the dates the payments should otherwise have been provided. To the extent that any benefits to be provided during the Delay Period are considered deferred compensation under Section 409A provided on account of a separation from service, and such benefits are not otherwise exempt from Section 409A, the Executive shall pay the cost of such benefit during the Delay Period, and the Company shall reimburse the Executive, to the extent that such costs would otherwise have been paid by the Company or to the extent that such benefits would otherwise have been provided by the Company at no cost to the Executive, the Company’s share of the cost of such benefits upon expiration of the Delay Period, and any remaining benefits shall be reimbursed or provided by the Company in accordance with the procedures specified herein.

(d)       Expense Reimbursements. (i) Any amount that the Executive is entitled to be reimbursed under this Agreement shall be reimbursed to the Executive as promptly as practical and in any event not later than the last day of the calendar year after the calendar year in which the expenses are incurred; (ii) any right to reimbursement or in kind benefits shall not be subject to liquidation or exchange for another benefit; and (iii) the amount of the expenses eligible for reimbursement during any taxable year shall not affect the amount of expenses eligible for reimbursement in any other taxable year.

17.       Miscellaneous Provisions.

(a)       Delivery of Notice. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by certified mail, return receipt requested and postage prepaid. In the case of the Executive, mailed notices shall be addressed to him at the home address which he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary. For all purposes under this Agreement, the employment relationship shall terminate on the date properly specified in the notice of termination. Any waiver of notice shall be valid only if it is made in writing and expressly refers to the applicable notice requirement described in Section 6 or 7, as applicable.

(b)       Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Executive and by the Company with the approval of the Board. No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

(c)       Assignment and Successors. Neither party shall assign any right or delegate any obligation hereunder without the other party’s written consent, and any purported assignment or delegation by a party hereto without the other party’s written consent shall be void. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

(d)       Whole Agreement. No agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof. Effective as of the date hereof, this Agreement supersedes any prior employment agreement between the Executive and the Company, provided that the agreements relating to the equity awards currently held by the Executive and the Indemnification Agreement between the Company and the Executive (the “Existing Agreements”) shall not be superseded by this Agreement. This Agreement is in full force and effect notwithstanding The McClatchy Company Corporate Office At-Will Policy adopted by the Company on January 1, 1999, or any amendment to or replacement thereof.

(e)       Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California, other than any conflicts or choice of law rules or principles thereof.

(f)       Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

(g)       Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration conducted in the city in which the Company’s headquarters are located, by three (3) arbitrators. The Executive and the Company shall each select one (1) arbitrator and those two (2) designated arbitrators shall select a third (3rd) arbitrator. The arbitration shall not be administered by the American Arbitration Association; however, the arbitration shall be conducted by the three (3) selected arbitrators using the procedural rules of the Employment Arbitration Rules and Mediation Procedures of the American Arbitration Association in effect at the time of submission to arbitration. Judgment may be entered on the arbitrators’ award in any court having jurisdiction. For purposes of entering any judgment upon an award rendered by the arbitrators, the Company and the Executive hereby consent to the jurisdiction of any or all of the following courts: (i) the United States District Court in or nearest to the city in which the Company’s headquarters are located, or (ii) any other court having jurisdiction. The Company and the Executive further agree that any service of process or notice requirements in any such proceeding shall be satisfied if the rules of such court relating thereto have been substantially satisfied. The Company and the Executive hereby waive, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to such jurisdiction and any defense of inconvenient forum. The Company and the Executive hereby agree that a judgment upon an award rendered by the arbitrators may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party shall bear its or the Executive’s costs and expenses arising in connection with any arbitration proceeding pursuant to this Section 17(g). Notwithstanding any provision in this Section 17(g), the Executive shall be paid compensation due and owing under this Agreement during the pendency of any dispute or controversy arising under or in connection with this Agreement. Any dispute or claim in law or equity, whether based on contract or tort or otherwise, relating to or arising out of the employment of the Executive by the Company, other than a claim based on a statute providing an exclusive means of enforcement, shall be settled exclusively by final arbitration in accordance with the labor arbitration rules of the American Arbitration Association in effect at the time the arbitration is initiated. Any claim or dispute subject to arbitration shall be deemed waived, and forever barred, if not presented for arbitration within six (6) months of the date when the claim or dispute arose.

(h)       WAIVER OF JURY TRIAL. TO THE EXTENT APPLICABLE, EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL FOR ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT.

(i)       The Company shall reimburse the Executive for the reasonable legal expenses that he incurs in connection with the review and negotiation of this Agreement (in an amount not to exceed $10,000).

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

EXECUTIVE:
Craig I. Forman
THE MCCLATCHY COMPANY By:
Name: Title:

EXHIBIT A

WAIVER AND RELEASE AGREEMENT

This Waiver and General Release Agreement (the “Agreement”) is being entered into between Craig I. Forman (“Executive”) and The McClatchy Company, a Delaware corporation (the “Company”), in connection with the termination of Executive’s employment with the Company as of [Month, Day], [Year] (the “Termination Date”), in consideration of the severance payment (the “Severance Payment”) provided to Executive pursuant to and in accordance with the Executive Employment Agreement, dated January 25, 2017, by and between Executive and the Company (the “Employment Agreement”). Executive and the Company are referred to collectively as the “Parties.”

1.       General Release. Except for any rights granted under this Agreement, Executive, for himself, and for his heirs, assigns, executors and administrators, hereby releases, remises and forever discharges the Company, its parents, subsidiaries, joint ventures, affiliates, divisions, predecessors, successors, assigns, and each of their respective directors, officers, partners, attorneys, shareholders, administrators, employees, agents, representatives, employment benefit plans, plan administrators, fiduciaries, trustees, insurers and re-insurers, and all of their predecessors, successors and assigns (collectively, the “Releasees”) of and from all claims, causes of action, covenants, contracts, agreements, promises, damages, disputes, demands, and all other manner of actions whatsoever, in law or in equity, that Executive ever had, may have had, now has, or that Executive’s heirs, assigns, executors or administrators hereinafter can, shall or may have, whether known or unknown, asserted or unasserted, suspected or unsuspected, as a result of or related to Executive’s employment with the Company, the termination of that employment, or any act or omission which has occurred at any time up to and including the date of the execution of this Release (the “Released Claims”).

a.       Released Claims. The Released Claims released include, but are not limited to, any claims for monetary damages; any claims related to Executive’s employment with the Company or the termination thereof; any claims to severance or similar benefits (except as provided below in Section 1.c.); any claims to expenses, attorneys’ fees or other indemnities; any claims to options or other interests in or securities of the Company; any claims based on any actions or failures to act that occurred on or before the date of this Agreement; and any claims for other personal remedies or damages sought in any legal proceeding or charge filed with any court or federal, state or local agency either by Executive or by any person claiming to act on Executive’s behalf or in Executive’s interest. Executive understands that the Released Claims may have arisen under different local, state and federal statutes, regulations, or common law doctrines. Executive hereby specifically, but without limitation, agrees to release all Releasees from any and all claims under each of the following laws:

i.       Antidiscrimination laws, such as Title VII of the Civil Rights Act of 1964, as amended, and Executive Order 11246 (which prohibit discrimination based on race, color, national origin, religion, or sex); Section 1981 of the Civil Rights Act of 1866 (which prohibits discrimination based on race or color); the Americans with Disabilities Act and Sections 503 and 504 of the Rehabilitation Act of 1973 (which prohibit discrimination based upon disability); the Age Discrimination in Employment Act, as amended, 29 U.S.C. Section 621 et seq. (which prohibits discrimination on the basis of age); the Equal Pay Act (which prohibits paying men and women unequal pay for equal work); the California Fair Employment and Housing Act, California Government Code Section 12900 et seq. (which prohibits discrimination based on protected characteristics including race, color, religion, sex, gender, sexual orientation, marital status, national origin, language restrictions, ancestry, physical or mental disability, medical condition, age, and denial of leave); the California Equal Pay Law (which prohibits paying men and women unequal pay for equal work), California Labor Code Section 1197.5; the Unruh Civil Rights Act, California Civil Code Section 51 et seq. (which prohibits discrimination based on age, sex, race, color, religion, ancestry, national origin, disability, medical condition, marital status, or sexual orientation); or any other local, state or federal statute, regulation, common law or decision concerning discrimination, harassment, or retaliation on these or any other grounds or otherwise governing the employment relationship.

ii.       Other employment laws, such as the federal Worker Adjustment and Retraining Notification Act of 1988 and the California Worker Adjustment and Retraining Notification Act, California Labor Code Sections 1400 et seq. (known as WARN laws, which require advance notice of certain workforce reductions); the Employee Retirement Income Security Act of 1974 (which, among other things, protects employee benefits); the Fair Labor Standards Act of 1938 (which regulates wage and hour matters); the Family and Medical Leave Act of 1993 (which requires employers to provide leaves of absence under certain circumstances); the California Labor Code (which regulates employment and wage and hour matters); the California Family Rights Act of 1993, California Government Code Section 12945.1 et seq. (which requires employers to provide leaves of absence under certain circumstances); and any other federal, state, or local statute, regulation, common law or decision relating to employment, reemployment rights, leaves of absence or any other aspect of employment.

iii.       Other laws of general application, such as federal, state, or local laws enforcing express or implied employment agreements or other contracts or covenants, or addressing breaches of such agreements, contracts or covenants; federal, state or local laws providing relief for alleged wrongful discharge or termination, physical or personal injury, emotional distress, fraud, intentional or negligent misrepresentation, defamation, invasion of privacy, violation of public policy or similar claims; common law claims under any tort, contract or other theory now or hereafter recognized, and any other federal, state, or local statute, regulation, common law doctrine, or decision regulating or regarding employment.

b.       Participation in Agency Proceedings. Nothing in this Agreement shall prevent Executive from filing a charge (including a challenge to the validity of this Agreement) with the Equal Employment Opportunity Commission (the “EEOC”), the National Labor Relations Board (the “NLRB”), the California Department of Fair Employment and Housing (the “DFEH”), or other similar federal, state or local agency, or from participating in any investigation or proceeding conducted by the EEOC, the NLRB, the DFEH or similar federal, state or local agencies. However, by entering into this Agreement, Executive understands and agrees that Executive is waiving any and all rights to recover any monetary relief or other personal relief as a result of any such EEOC, NLRB, DFEH or similar federal, state or local agency proceeding, including any subsequent legal action. Notwithstanding the foregoing, nothing in this Agreement prohibits or restricts Executive (or Executive’s attorney) from filing a charge or complaint with the Securities and Exchange Commission (the “SEC”), the Financial Industry Regulatory Authority (“FINRA”), or any other securities regulatory agency or authority. Executive further understands that this Agreement does not limit Executive’s ability to communicate with any securities regulatory agency or authority or otherwise participate in any investigation or proceeding that may be conducted by any securities regulatory agency or authority without notice to the Company. This Agreement does not limit Executive’s right to receive an award for information provided to the SEC staff or any other securities regulatory agency or authority.

c.       Claims Not Released. The Released Claims do not include claims by Executive for: (1) payment of the Severance Payment under the Employment Agreement; (2) previously vested benefits under any the Company-sponsored benefits plan, including without limitation the equity awards granted pursuant to Section 4 of the Employment Agreement; (3) any rights under the Existing Agreements or for indemnification and advancement of expenses under the Company’s certificate of incorporation or Bylaws, and (4) any rights that cannot by law be released by private agreement.

d.       Waiver of Rights under California Civil Code Section 1542. Executive further acknowledges that Executive has read Section 1542 of the Civil Code of the State of California, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Executive understands that Section 1542 gives Executive the right not to release existing claims of which Executive is not now aware, unless Executive voluntarily chooses to waive this right. Even though Executive is aware of this right, Executive nevertheless hereby voluntarily waives the right described in Section 1542 and any other statutes of similar effect, and elects to assume all risks for claims that now exist in Executive’s favor, known or unknown, arising from the subject matter of the Release. Executive acknowledges that different or additional facts may be discovered in addition to what Executive now knows or believes to be true with respect to the matters released in this Agreement, and Executive agrees that this Agreement will be and remain in effect in all respects as a complete and final release of the matters released, notwithstanding any such different or additional facts.

e.       No Existing Claims or Assignment of Claims. Executive represents and warrants that he has not previously filed or joined in any claims that are released in this Agreement and that he has not given or sold any portion of any claims released herein to anyone else, and that he will indemnify and hold harmless the Company and the Releasees from all liabilities, claims, demands, costs, expenses and/or attorneys’ fees incurred as a result of any such prior assignment or transfer.

f.       Defend Trade Secrets Act. Pursuant to 18 USC § 1833(b), an individual may not be held liable under any criminal or civil federal or state trade secret law for disclosure of a trade secret: (i) made in confidence to a government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.  Additionally, an individual suing an employer for retaliation based on the reporting of a suspected violation of law may disclose a trade secret to his attorney and use the trade secret information in the court proceeding, so long as any document containing the trade secret is filed under seal and the individual does not disclose the trade secret except pursuant to court order.

g.       Acknowledgement of Legal Effect of Release. BY SIGNING THIS AGREEMENT, EXECUTIVE UNDERSTANDS THAT HE IS WAIVING ALL RIGHTS HE MAY HAVE HAD TO PURSUE OR BRING A LAWSUIT OR MAKE ANY LEGAL CLAIM AGAINST THE COMPANY OR THE RELEASEES, INCLUDING, BUT NOT LIMITED TO, CLAIMS THAT IN ANY WAY ARISE FROM OR RELATE TO EXECUTIVE’S EMPLOYMENT OR THE TERMINATION OF THAT EMPLOYMENT, FOR ALL OF TIME UP TO AND INCLUDING THE DATE OF THE EXECUTION OF THIS AGREEMENT. EXECUTIVE FURTHER UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EXECUTIVE IS PROMISING NOT TO PURSUE OR BRING ANY SUCH LAWSUIT OR LEGAL CLAIM SEEKING MONETARY OR OTHER RELIEF.

2.       General Provisions. This Agreement contains the entire understanding and agreement between the Parties relating to the subject matter of this Agreement, and supersedes any and all prior agreements or understandings between the Parties pertaining to the subject matter hereof. This Agreement may not be altered or amended except by an instrument in writing signed by both Parties. Executive has not relied upon any representation or statement outside this Agreement with regard to the subject matter, basis or effect of this Agreement. This Agreement will be governed by, and construed in accordance with, the laws of the State of California, excluding the choice of law rules thereof, and shall be subject to the arbitration provisions under the Employment Agreement. This Agreement will be binding upon and inure to the benefit of the Parties and their respective representatives, successors and permitted assigns. If any one or more of the provisions of this Agreement, or any part thereof, will be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remainder of this Agreement will not in any way be affected or impaired thereby.

3.       No Admission; Attorneys Fees. Executive agrees that nothing contained in this Agreement will constitute or be treated as an admission of liability or wrongdoing by either Executive or the Company. In any action to enforce the terms of this Agreement, the prevailing Party will be entitled to recover its costs and expenses, including reasonable attorneys’ fees.

4.       ADEA Acknowledgement/Time Periods. With respect to the General Release in Section 1 of this Agreement, Executive agrees and understands that by signing this Agreement, Executive is specifically releasing all claims under the Age Discrimination in Employment Act, as amended, 29 U.S.C. Section 621 et seq. Executive acknowledges that he has carefully read and understands this Agreement in its entirety and executes it voluntarily and without coercion.

a.       Consideration Period. Executive is hereby advised to consult with a competent, independent attorney of Executive’s choice, at Executive’s expense, regarding the legal effect of this Agreement before signing it. Executive shall have forty-five (45) days from receipt of this Agreement to consider whether to execute it, but Executive may voluntarily choose to execute this Agreement before the end of the forty-five (45) day period.

b.       Revocation Period. Executive understands that Executive has seven (7) days following his execution of this Agreement to revoke it in writing, and that this Agreement is not effective or enforceable until after this seven (7) day period has expired without revocation. If Executive wishes to revoke this Agreement after signing it, Executive must provide written notice of Executive’s decision to revoke the Agreement to the Company, Attention: Billie McConkey, Vice President, HR & General Counsel, The McClatchy Company, 2100 Q Street, Sacramento, California 95816 (email: bmcconkey@ mcclatchy.com) by no later than 12:01 a.m. on the eighth (8th) calendar day after the date by which Executive has signed this Agreement (the “Revocation Deadline”).

5.       Execution. Executive understands and agrees that this Agreement shall be null and void and have no legal or binding effect whatsoever if: (1) Executive signs but then timely revokes the Agreement before the Revocation Deadline or (2) the Agreement is not signed by Executive on or before the forty-fifth (45th) day after Executive receives it.

[SIGNATURE PAGES FOLLOW]

By signing below, Executive represents and warrants that EXECUTIVE has full legal capacity to enter into this Agreement, Executive has carefully read and understands this Agreement in its entirety, has had a full opportunity to review this Agreement with an attorney of Executive’s choosing, and has executed this Agreement voluntarily, without duress, coercion or undue influence.

IN WITNESS WHEREOF, the undersigned, intending to be bound hereby, has agreed to the terms and conditions of this Agreement as of the date set forth below.

EXECUTIVE:

Craig I. Forman

Date: _________________, 20___

ELECTION TO EXECUTE PRIOR TO EXPIRATION
OF 45-DAY CONSIDERATION PERIOD

I, Craig I. Forman, understand that I have forty-five (45) days within which to consider and execute the attached Waiver and General Release Agreement. However, after having an opportunity to consult counsel, I have freely and voluntarily elected to execute the Waiver and General Release Agreement before such forty-five (45) day period has expired.

Date	Signature

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